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                                  EXHIBIT 23.2

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of WJ Communications, Inc. on Form S-8 of our reports dated January 31, 2000 on the consolidated financial statements for the years ended December 31, 1998 and 1997, appearing in the Company's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that was a part of the Registration Statement of WJ Communications, Inc. on Form S-1 (File No. 333-38518).



December 20, 2000
San Jose, California